UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 31, 2006
PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
000-31311
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation)	25-1701361 (I.R.S. Employer Identification No.)
333 West San Carlos Street, Suite 700
San Jose, CA 95110
(Address of principal executive offices, with zip code)
(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 31, 2006, the Registrant completed its acquisition of all of the capital stock of Si Automation S.A., a privately held Fault Detection and Classification software and services provider, based in Montpellier, France (“SIA”), pursuant to the terms of a Stock Purchase Agreement, dated as of October 25, 2006 (the “Purchase Agreement”), among the Registrant, the Selling Stockholders of SIA, and Société Générale Asset Management Alternative Investments (“SGAM”), as the Stockholders’ Representative. As a result of the closing, SIA has become a wholly-owned subsidiary of the Registrant.
     Under terms of the Purchase Agreement, the Registrant acquired SIA for approximately $26.6 million in cash and 699,298 shares of PDF Solutions common stock, resulting in aggregate consideration of approximately $35.6 million, or approximately $30.6 million, net of expected net cash-on-hand at SIA. A portion of the aggregate consideration will be retained in escrow for a specified period of time pursuant to the Purchase Agreement. A copy of the press release of the Registrant with respect to the completion of the acquisition is included herein as Exhibit 99.1 and is incorporated by reference into this item 1.01.
     This description of the transaction does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.01 to this report and incorporated by reference into this Item 1.01. Terms not defined herein shall have the meanings ascribed thereto in the Purchase Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On October 31, 2006, the registrant completed the acquisition of the capital stock of SIA as contemplated by the Purchase Agreement. Please see the disclosures regarding the Purchase Agreement and the transactions contemplated thereby described in Item 1.01 above, which is hereby incorporated into this Item 2.01 by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On October 31, 2006, the Registrant issued 699,298 Shares of the Registrant’s common stock to the Selling Stockholders of SIA in connection with the acquisition of the capital stock of SIA. The common stock was issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. Please see the disclosures regarding the Purchase Agreement and the transactions contemplated thereby in Item 1.01 above, which is hereby incorporated into this Item 3.02 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of business acquired.
     The financial statements required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.
(b) Proforma financial information.
     Pro forma information required by this Item, if any, will be filed by an amendment to this initial report on Form 8-K as soon as practicable, but in no event later than 71 days after this initial report on Form 8-K is required to be filed.
(c) Exhibits.

Exhibit No.	Description
2.01	Stock Purchase Agreement, dated October 25, 2006, by and among PDF Solutions, Inc., the Selling Stockholders of Si Automation, S.A., and Société Générale Asset Management Alternative Investments, as the Stockholders’ Representative. (1)

99.1	Press release dated October 31, 2006 regarding the Registrant’s completion of its acquisition of Si Automation S.A.

(1)	All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/ Keith A. Jones Keith A. Jones
Vice President, Finance and
Chief Financial Officer
Dated: November 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
2.01	Stock Purchase Agreement, dated October 25, 2006, by and among PDF Solutions, Inc., the Selling Stockholders of Si Automation, S.A., and Société Générale Asset Management Alternative Investments, as the Stockholders’ Representative. (1)

99.1	Press release dated October 31, 2006 regarding the Registrant's completion of acquisition of Si Automation S.A.

(1)	All schedules and attachments to this Exhibit have been omitted in accordance with Item 601(b) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.